CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of Samdrew II, Inc. for the registration of shares of common stock, and to the incorporation of our report dated March 28, 2005 with respect to the audit of the financial statements of Samdrew II, Inc. as of December 31, 2004 and for the period January 5, 2004 (date of inception) to December 31, 2004.



                                    /s/Rosen Seymour Shapss Martin & Company LLP

                                    CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
April 15, 2005